                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):  March 11, 1998







                   VASCO DATA SECURITY INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)





         Delaware                                              36-4169320
(State or other jurisdiction             (Commission           (IRS Employer
     of incorporation)                   File Number)       Identification No.)



                            1901 South Meyers Road
                         Oakbrook Terrace, Illinois 60181
             (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code:  (630) 932-8844

        VASCO Data Security International, Inc. (the "Registrant") hereby files this Form 8-K.


ITEM 5.  OTHER EVENTS

        On March 11, 1998, the Registrant completed its exchange offer (the "Exchange Offer") for securities of VASCO Corp., a Delaware corporation ("VASCO Corp."). Pursuant to the Exchange Offer, VASCO Corp. became an approximately 96.5% owned subsidiary of Registrant. On March 12, 1998, Registrant issued a press release announcing the completion of the Exchange Offer.

        On March 17, 1998, the Registrant announced that a NASD broker/dealer submitted an application to the NASD Electronic Bulletin Board for quotation on that system of Registrant's Common Stock, par value $.001 per share, and that the trading symbol, VDSI, had been requested.

        On March 19, 1998, Registrant issued a press release which (i) reiterated that an application had been submitted to the NASD Electronic Bulletin Board for quotation of Registrant's Common Stock; (ii) the symbol, VDSI, had been requested for Registrant's Common Stock; (iii) VASCO Corp. was an approximately 96.5% owned subsidiary of Registrant; (iv) shares of VASCO Corp. not exchanged in the Exchange Offer remain shares of VASCO Corp.; (v) trading activity in VASCO Corp. represented only those shares that were not exchanged in the Exchange Offer into Registrant's Common Stock; (vi) the trading symbol, VASC, is the symbol for the VASCO Corp. common stock; and (vii) any reference to the VASC symbol refers to VASCO Corp. common stock, not to the Common Stock of Registrant.

        On March 20, 1998, Registrant announced that its Common Stock would begin trading on the NASD Electronic Bulletin Board system with the symbol VDSI and reiterated that (i) Registrant is the owner of 96.5% of the common stock of VASCO Corp.; (ii) the trading symbol, VASC, is the symbol for the VASCO Corp. common stock; and (iii) any reference to the VASC symbol refers to VASCO Corp. common stock, not to the Common Stock of Registrant.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

        (c)     Exhibits

            99.1     Registrant's Press Release dated March 12, 1998
            99.2     Registrant's Press Release dated March 17, 1998
            99.3     Registrant's Press Release dated March 19, 1998
            99.4     Registrant's Press Release dated March 20, 1998

                                  SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                    VASCO Data Security International, Inc.



Dated:  March 30, 1998              /s/ Gregory T. Apple
                                    ----------------------------------------
                                    Gregory T. Apple
                                    Vice President - Finance and Administration



























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